UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 27, 2019
ION Geophysical Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	1-12691 (Commission file number)	22-2286646 (I.R.S. Employer Identification No.)

2105 CityWest Blvd., Suite 100 Houston, Texas (Address of principal executive offices)	77042-2855 (Zip Code)

Registrant’s telephone number, including area code: (281) 933-3339

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	IO	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 27, 2019, ION Geophysical Corporation (the “Company”) issued the attached press release announcing that Steve Bate, Executive Vice President and Chief Financial Officer, will be retiring and stepping down from his position as CFO effective February 1, 2020. Mr. Bate will remain with ION as a Strategic Advisor to the CEO until the end of June to facilitate a seamless transition.

Mr. Bate will be succeeded by Mike Morrison, age 49, as the Company’s Executive Vice President and Chief Financial Officer (Interim). Prior to his appointment as Executive Vice President and Chief Financial Officer (Interim), Mr. Morrison has exceled in a variety of senior positions in finance and accounting, mostly recently as Vice President of Finance and Treasurer, serving in that role since April 2016. Prior to serving as Vice President of Finance and Treasurer, Mr. Morrison served as Vice President of Finance (May 2013 - April 2016), Vice President and Corporate Controller (January 2007 - May 2013), Controller and Director of Accounting (November 2002 - January 2007) and Assistant Corporate Controller (June 2002 - November 2002). Since November 2016, Mr. Morrison has also served on the Board of Directors of INOVA Geophysical Equipment Limited, a joint venture between the Company and BGP, Inc., a subsidiary of China National Petroleum Corporation. Prior to joining the Company in 2002, Mr. Morrison was a Director of Accounting providing transaction support for an energy trading company and served as an Audit Manager at Deloitte. Mr. Morrison is a graduate of Texas A&M University with a Bachelor of Business Administration.

There are no arrangements or understandings between Mr. Morrison and any other persons, pursuant to which he was appointed to the office described above and no family relationships among any of the Company’s directors or executive officers and Mr. Morrison. Mr. Morrison does not have any direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Bate’s transition and retirement, the Company and Mr. Bate entered into a Transition, Separation and Release Agreement dated as of January 3, 2020 (the “Separation Agreement”). The Separation Agreement, which contains a general release of claims in favor of the Company and provides that Mr. Bate  will receive, among other things, in each case subject to applicable withholdings (i) a severance payment equal to $750,000, payable in substantially equal installments in accordance with the Company’s normal payroll practices commencing on January 17, 2021, provided that an initial payment of $187,500 shall be payable on January 3, 2021, (ii) a one-time payment of $281,250 representing the pro-rata share of Mr. Bate’s 2019 target annual bonus payment payable no later than February 29, 2020, and (iii) continuing medical and dental coverage for Mr. Bate and his spouse, and continuing life insurance coverage for Mr. Bate, for a 24-month period.

In addition, the Company will cause 89,430 shares of restricted Common Stock to become fully vested and the continued vesting of Mr. Bate’s unvested stock options and SARs through the separation date and the continued right to exercise vested options and vested SARs through September 30, 2020 or December 27, 2020, as detailed in the agreement. The Separation Agreement is subject to revocation by Mr. Bate for a period of seven (7) days following execution.

The foregoing summary description of the Separation Agreement is qualified in its entirety by reference to the full text of the agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

Exhibit Number	Description

10.1	Separation Agreement dated as of January 3, 2020 between the Company and Steve Bate
99.1	Press release dated December 27, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2020	ION GEOPHYSICAL CORPORATION
By: /s/ MATTHEW POWERS Matthew Powers Executive Vice President, General Counsel and Corporate Secretary